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                                                                    Exhibit 16.1

                            HJ & ASSOCIATES, L.L.C.
                 CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS
              American Institute of Certified Public Accountants
               Utah Association of Certified Public Accountants



July 25, 2000

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C., 20549

Re:  e resources inc.
     Commission File No. 33-14065-D

We were previously the independent accountants for the Company and on June 28, 1999 we reported on the financial statements of the Company for the fiscal years ended December 31, 1999 and 1998, and from inception of the development stage on January 1, 1998 through December 31, 1999.

We have read Item 4 of the Current Report on Form 8-K of e resources inc. dated July 25, 2000 and we agree with the statements contained therein as they related to our firm, except for Paragraph 1 which states "primarily due to numerous occasions of late preparation of financial statements."

Very truly yours,


/s/ HJ & Associates, LLC
------------------------
HJ & Associates, LLC
(Formerly Jones, Jensen & Company)
Certified Public Accountants







                       50 South Main Street, Suite 1450
                          Salt Lake City, Utah 84144
               Telephone (801) 328-4408 Facsimile (801) 328-4461